UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 8, 2015

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On July 8, 2015, upon approval by the board of directors of National Automation Services, Inc. (the “Company”), the Company dismissed Keeton CPA (“Keeton”) as its independent registered public accounting firm. Keeton’s dismissal was effective immediately and the Company appointed Marcum, LLP (“Marcum”) as its new independent registered public accounting firm.

The report of Keeton on the Company’s financial statements for the fiscal year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2014 and through the interim period ended July 8, 2015, there were no disagreements with Keeton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Keeton, would have caused it to make reference to the matter in connection with its report.

During the fiscal years ended December 31, 2013 and 2014 and the subsequent interim period through July 8, 2015, the Company did not consult with Marcum regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

The Company has made the contents of this Current Report on Form 8-K available to Keeton and requested that Keeton furnish the Company a letter addressed to the SEC as to whether Keeton agrees or disagrees with, or wishes to clarify the Company’s expression of, its views, or containing any additional information.  A copy of Keeton’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

16.1	Letter from Keeton CPA to the United States Securities and Exchange Commission dated July 10, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2015	National Automation Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer